Exhibit 1
                                   GMO TRUST

                                AMENDMENT NO. 25
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST




         The undersigned, being a majority of the trustees of the GMO Trust, a Massachusetts business trust created and existing under an Agreement and Declaration of Trust dated June 24, 1985, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts (the "Trust"),
having determined that the creation of a new Series is desirable and appropriate, do hereby direct that this Amendment No. 25 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Agreement and Declaration of Trust so that the first sentence of Section 6 of Article III of the Agreement and Declaration of Trust is amended and restated as follows:



         "Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series, the "GMO Core Fund" (formerly the Domestic Equity Series), the "GMO Currency Hedged International Bond Fund" (formerly the Domestic Equity (South Africa
         Free) Series and the GMO SAF Core Fund), the "GMO Growth Allocation Fund" (formerly the Domestic Equity Growth Series and the GMO Growth
         Fund), the "GMO International Core Fund" (formerly the International Series), the "GMO Core II Secondaries Fund" (formerly the GMO Second Tier Fund), the "Pelican Fund," the "GMO Value Allocation Fund" (formerly the Blue Chip Series and the U.K. Investors' Diversified Equity Series), the "GMO International Small Companies Fund" (formerly the International Small Capitalization Series and the GMO International Second Tier Fund), the "GMO Conservative Equity Fund" (formerly the International Large Capitalization Series and the GMO International First Tier Fund), the "GMO Japan Fund" (formerly the Japan Series), the "GMO International Bond Fund" (formerly the U.K. Series, the GMO U.K. Fund, the GMO Global Bond Fund and the GMO World Bond Fund), the "GMO Short-Term Income Fund" (formerly the Money Market Series), the "GMO Tobacco-Free Core Fund," the "GMO Core Emerging Country Debt Fund" (formerly the GMO Bond Allocation Fund and the GMO Global Bond Fund), the "GMO Fundamental Value Fund," the "GMO U.S. Sector Allocation Fund," the "GMO Emerging Markets Fund", the "GMO Emerging Country Debt Fund" (formerly the GMO International SAF Fund and the GMO Emerging Markets Debt Fund), the "GMO Domestic Bond Fund" (formerly the GMO Domestic Hedged Equity Fund and the GMO Domestic T&A Fund), the "GMO
         Currency Hedged International Core Fund" (formerly the GMO Domestic Long Bond Fund, GMO International Hedged Equity Fund and the GMO International T&A Fund), the "GMO Global Hedged Equity Fund" (formerly the GMO Global T&A Fund), the "GMO REIT Fund", the "GMO Foreign Fund" (formerly the GMO Global Core Fund) and the "GMO Global Bond Fund" shall be, and are hereby, established and designated."


         The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this ____ day of November, 1995.


                                               ---------------------------------
                                               R. J. Grantham



                                               ---------------------------------
                                               Eyk Van Otterloo



                                               ---------------------------------
                                               Harvey Margolis